MANAGEMENT AGREEMENT

BETWEEN:

WABCO Europe SPRL/BVBA, having its registered offices at 1160 Brussels, Chaussée de Wavre/Waversesteenweg 1789, with company number 0475.956.135;

Hereinafter referred to as "the Company";

Represented for the purposes of the Agreement by Mr. Ulrich Michel and Mr. Jozef Van Osta in their capacity of Business Manager of the Company;

AND:

Mr. **Jacques Esculier**, residing at

Hereinafter referred to as "the Business Manager";

TAKING INTO ACCOUNT THE FOLLOWING;

WHEREAS the Company undertakes and warrants that the Business Manager will be appointed as a remunerated general manager of the Company by its General Assembly of Shareholders with effect as of January 1, 2012;

WHEREAS the Company and the Business Manager wish to determine in a written agreement ("the Agreement") the terms and conditions under which the latter will perform the office as business manager of the Company effective as of January 1, 2012 (the "Effective Date");

IT HAS BEEN AGREED AS FOLLOWS:

Article 1 - Object of the agreement

1. The Business Manager agrees to perform the office of business manager of the Company. In his capacity of business manager, he will manage the Company subject to the terms and conditions of the Agreement.

2. Pursuant to generally applicable management practice, the Business Manager will attend all meetings of the Board of Business Managers and through his contribution and effort as business manager provide together with the other business managers the best possible management for the Company.

3. The Business Manager will at all times respect and abide the division of decision and representation powers for business managers as established by the Shareholder's meeting in the articles of association as well as any other Company policy which may affect him as a business manager of the Company.

4. The Board of Business Managers may delegate special powers to the Business Manager within the framework of his office as business manager, and the Business Manager will carry them out to the best of his abilities.

Article 2 - The conditions of the agreement

1. The Business Manager shall perform the Agreement on a self-employed basis.

2. The Business Manager will be available for the performance of the Agreement during the time considered necessary in order to fulfil his obligations resulting from this agreement. To that effect, the Business Manager accepts to be available during regular office hours and to perform 225 man-days per calendar year.

   Prior to the beginning of the Agreement and during the performance thereof, the Business Manager will inform the Company in writing of any other positions (whether remunerated or not) which he holds in any other company or association. The Company has the right to request the Business Manager terminate such positions to the extent that they could possibly hinder the proper performance of the Agreement.

   In addition, the Business Manager will refrain from accepting any position (whether remunerated or not) in any other company or association which might conflict with the proper performance of the Agreement, except with the prior written consent of the Company.

3. The Business Manager will be provided with the necessary infrastructure, logistical support and documentation of the Company insofar as it is necessary for the proper performance of the Agreement.

4. As holder of a corporate mandate, the Business Manager agrees to respect all instructions in relation to safety and health, which are applicable within the premises of the Company where personnel are working. The Business Manager explicitly allows the Company to take the necessary measures in his name in the event any problem would arise in this respect.

6. The Business Manager shall perform his office as business manager of the Company as a normal prudent business manager, with due diligence and in accordance with generally accepted and consistently applied business practices. The Business Manager shall, at all times, (a) take into

consideration the objectives and best interest of the Company and the WABCO group in general, (b) comply with all applicable laws and regulations and (c) comply with all corporate policies and codes of business ethics established by the Company or the WABCO group in general, including but not necessarily limited to global policies relating to technology, operations, human resources, finance, and proposal and contract approvals.

7. The Business manager will be covered by the WABCO Director and Officers Policy, covering the liability of company directors and officers.

Article 3 - Place of performance and mobility

1. The Business Manager agrees to fulfil his duties and responsibilities under this Agreement from the business premises of the Company in Belgium.

2. In view of the international scope of activities and business of the Company, the Business Manager acknowledges and accepts that proper performance of the mandate may require that he travels to other locations abroad and performs temporary assignments abroad at any time.

Article 4 - Base salary

1. For the duration of the Agreement, the Company will pay the Business Manager a fixed annual remuneration of 769,231 EUR gross (hereinafter referred to as "the Base Salary"). The Base Salary shall be paid in 12 equal monthly instalments per month performed, after deduction of the tax and any other contractual withholdings. In case of an incomplete year, the Base Salary shall be paid pro rata temporis.

2. The Base Salary will be reviewed once a year, it being understood that such adjustment must be endorsed by the competent corporate body of the Company. The adjustment of the Base Salary will take effect as of the month of July.

Article 5 - Incentives

1. The Business Manager is eligible to participate in the Annual Incentive Plan (AIP) of the Company in accordance with rules and conditions of such plan which is subject to change from time to time. The Business Manager's individual AIP target ("the AIP Target") amounts to 100% of the Base Salary. The actual AIP payment ("the Actual AIP") is based on the achievement of individual and company performance goals which are determined every performance year by the Compensation Nominating and Governance committee ("the CNG Committee") of the Board of directors.

2. The Business Manager is eligible to participate in the Cash Long Term Incentive Plan (LTIP) of the Company in accordance with rules and conditions of such plan which is subject to change

from time to time. The target LTIP ("the LTIP Target") amounts to 100% of the average Base Salary over the three year cycle period. The actual LTIP payment ("the Actual LTIP") is based on the achievement of company performance goals which are determined for each cycle by the CNG Committee.3. The Business Manager will be eligible for an annual equity grant based on the CNG Committee's annual recommendation and in accordance with the provisions of the WABCO Omnibus Incentive Plan which is subject to change from time to time. The grant may consist of stock options and/or restricted stock awards or units or any other equity benefits.

Article 6 - Company car

1. The Company shall provide the Business Manager with the use of a car and fuel card, pursuant to the terms and conditions of the Company's car policy which is subject to change from time to time. All costs associated with the use of the car shall be borne by the Company.

2. The Business Manager can also make use of the company car for private purposes. The private use of the company car will be taxed as a benefit in kind in accordance with the official guidelines of the tax authorities. The Business Manager accepts that the taxation of the private use can change due to a modification of the legal rules of such a benefit.

Article 7 - Other benefits

The Company shall provide the Business Manager with the following benefits:

- the use of a mobile phone, pursuant to the terms and conditions of the Company's mobile phone policy which is subject to change from time to time;
- the use of a laptop.

Article 8 - Insurances

1. The Business Manager will be covered by the company group insurance plan for its business managers, which is subject to change from time to time. The insurance plan covers extra-legal pension, death in service, invalidity and guaranteed income.

   The Business Manager explicitly agrees that all personal contributions of the Business Manager will be deducted from his monthly salary.

   A summary of the company group insurance plan is attached as Annex 1 to the Agreement.

2. Medical care will be covered by a private medical insurance concluded by the Company for the business manager and his dependent family members.

3. If the Business Manager is unable to perform his duties and obligation through illness or inability to work, the Business Manager will be entitled to receive his Base Salary during the first month of illness or inability to work. After the initial period of 30 or 31 consecutive days the company group insurance plan defined in article 8 of the present agreement applies. This will

be subject to the production of medical certificates and to such other requirement as the Company, as well as the insurance company may reasonably impose.

Article 9 - Expenses

1. The Company will reimburse the Business Manager all professional costs he may incur in the normal execution of the Agreement provided they are reasonable and justified through expense reports.

Article 10 – Goods and services differential

1. According to the Company's international mobility policy and when applicable, the Company used to compensate expatriates for cost of living differences between residing in the United States and Brussels, Belgium through the payment of a goods and services differential. Any such adjustment was based on average expenditures by income group and family size as established by an independent research service selected by the Company.

2. Parties agree that the application of the goods and services differential will be fixed at the fourth quarter of 2011 differential i.e USD 141,182 or EUR 108,602 and will be phased-out during a three-year period starting as of January 2012 with the following percentages:

   - for the calendar year 2012: 100 % of the differential will be awarded;
   - for the calendar year 2013: 67 % of the differential will be awarded;
   - for the calendar year 2014: 33 % of the differential will be awarded;
   - as of calendar year 2015: no differential anymore.

Article 11 – Housing &Home Leave

1. The Company will pay to the Business Manager a monthly net housing allowance of EUR 5,390 to be indexed on an annual basis based on rent indexes in Belgium. The Company will also reimburse for house utilities, including gas, water, electricity and maintenance.

2. Home leave will be provided annually for the Business Manager and his family. Only transportation to and from home is provided.

Article 12 – Taxes

1. The Company will notify the Belgian tax authorities on behalf of the Business Manager about the change of the status of the Business Manager in order to obtain a continuation of the special tax status for expatriates.

2. The Business Manager will not undertake any action that could jeopardize the continued application of the special tax status for expatriates or reduce the benefits for the Company.

3. The Business Manager shall provide to the Company or the Company's designated tax advisors all documents related to his professional travel outside Belgium, such as boarding passes, train tickets, visa stubs, etc.

4. The Company will provide the Business Manager with tax assistance with regard to his Belgian income tax return at the Company's expense.

5. As the Business Manager has the fiscal status of manager ('bedrijfsleider'/'dirigeant d'entreprise') for Belgian income tax purposes, the Company will deduct withholding taxes from the Business Manager's remuneration.

6. The Business Manager understands and acknowledges that as of the start of the business manager status, he will be responsible for paying actual income taxes in Belgium. According to the company tax policy for business managers, the Company will however bear the actual income taxes in the United States, if any, under the applicable tax equalization policy for business managers as attached as annex 2 to the agreement.

7. Stock options that have been granted in the past when the Business Manager was subject to tax equalization (whereby a hypothetical tax was calculated and deducted on the professional income taking into account the tax rules of the home country being the US), will be treated as follows:

   Upon exercise, an amount will be withheld from the exercise gain, being the lesser of:

   - the Belgian income tax paid upon grant (including any tax payable at another moment within the rules of the specific Belgian legislation of March 26, 1999 on stock options) OR the Belgian income tax payable at exercise (if no taxation should have taken place at grant); AND
   - the hypothetical tax that would have been due under the conditions of the previous tax equalization agreement.

<u>Article 13 - School allowance</u>

1. The Company will reimburse the Business Manager for the education costs of his dependent children in grades K to 12 (or up to the end of secondary school). Reimbursement under this provision shall be limited to tuition fees, books and necessary supplies, and local transportation.

<u>Article 14 - Social security</u>

1. The Business Manager will be subject to the Belgian social security scheme for self-employed workers, in accordance with the Belgian social security legislation.

   The Business Manager will be solely liable for his personal social security obligations in relation to the performance of the Agreement. The Business Manager will register with a Belgian social insurance fund for self-employed workers. The Company will pay on behalf of the Business

Manager the required quarterly social security contributions to the social insurance fund in order to keep their affiliation with the Belgian social security scheme for self-employed workers.

The Business Manager explicitly agrees that all payments made by the Company on behalf of the Business Manager will be deducted from his monthly salary.

Article 15 - Confidentiality

1. All information, data, written materials, discs, files, software and/or any other document and/or material prepared for the benefit of or received by the Business Manager in execution of or during the performance of the Agreement and connected to the business of the Company, its clients and/or its personnel is qualified as confidential information (hereinafter referred to as "Confidential Information") and will remain exclusively the property of the Company.

2. At the moment of the effective termination of the Agreement, for whatever reason, or at the sole request of the Company during the performance of the Agreement, the Business Manager will immediately transfer all Confidential Information to the Company.

3. The Business Manager will not be entitled to take or keep any transcript or copy of the Confidential Information, under whatever form, after the termination of the Agreement. All possible titles and/or intellectual rights that may be connected directly or indirectly with the Confidential Information belong to the Company and remain the sole property of the latter.

4. Furthermore, the Business Manager will not reveal any Confidential Information to third parties and/or use this information on his own behalf or jointly with or on behalf of any person, firm or company after the termination of the Agreement for whatever reason.

5. The present section does not apply with regard to information pertaining to the public domain.

Article 16 - Intellectual property

1. All systems, programs, software (object codes as well as source codes), documents, databases, manuals, reports, trade secrets, inventions, improvements, know-how and all other work created, designed, developed or produced by the Business Manager, whether or not by using the facilities of the Company, in the course of or in relation with the performance of this Management Agreement, or that relate to the activities of the Company (the "Works") shall remain or become the exclusive property of the Company. This exclusivity implies but is not limited to the transfer and assignment of all intellectual and other proprietary rights in the Works to the Company.

2. All intellectual and other proprietary rights in the Works (including but not limited to copyrights, trademark rights, rights on databases, rights on computer programs as well as patent rights) that have come into existence or will come into existence in the course of or in relation with the performance of the Agreement are immediately transferred and assigned to the Company as from

their coming into existence or, as from the execution of this Management Agreement for rights already in existence at the time of contracting.

3. The transfer and assignment of these intellectual and other proprietary rights in the Works includes, but is not limited to the transfer and assignment of the right to reproduce, modify, translate, adapt, use to make derivative works, distribute, rent, lend and/or communicate the Works to the public, partially or completely, in each and any way, for internal (including but not limited to research and development) and external use. The transfer and assignment is valid for all countries, in the most extensive way possible as permitted by law, without limitation in time other than the legal duration of validity of these rights and without further payment than the fee as provided for executing the Agreement.

4. The Business Manager undertakes to fully inform the Company, upon first demand of the Company, that it has created, designed, developed or produced certain Works. The Business Manager undertakes to fully communicate all information and know-how in relation to the Works to the Company, and this immediately upon the creation, design, development or production of the Works.

5. Should the Company decide, without having any obligations whatsoever, to file for any registered intellectual property rights in relation to a Work, the Business Manager undertakes, upon first demand of the Company, upon expenses borne by the Company, to provide all necessary or useful cooperation and to provide and sign all documents in order to permit, facilitate or accelerate any application for any registered intellectual property right. The Business Manager undertakes not to apply for any registered intellectual property right or to ask a third party to apply for a registered intellectual property right related to the Works without the written express authorisation of the Company.

6. The Company has the exclusive right to decide, when and how, to exploit the Works. Works that have not been exploited remain the exclusive property of the Company. The Company can adapt and modify the Works as it deems appropriate in order to exploit the Works. The Business Manager agrees not to oppose the adaptation or the modification of the Works. The Business Manager agrees that the Company may exploit the Works without mentioning the Business Manager's name.

Article 17 - Duration / Termination

1. The Agreement shall enter into force on January 1, 2012, i.e. date of the Business Manager's appointment as business manager of the Company by the General Assembly of Shareholders of the Company.

2. The Agreement is concluded for an indefinite duration .

3. Except as provided in Article 18 , upon termination of the Business Manager's mandate by the General Assembly of Shareholders of the Company without Cause or by the Business manager

for Good Reason (as these terms are defined in annex 3 to this Agreement), hence upon termination of the Agreement, the Company must pay the Business Manager a severance payment equal to two times the remuneration (as defined in paragraph 4 of this article 17).

However, if the Business Manager, in whatever function or capacity, accepts employment by or a collaboration agreement (including, for avoidance of doubt, a Business Management Agreement) with a company of the WABCO Group, this will not be considered as a termination of the Agreement by the Company in the framework of this article.

4. Remuneration in the framework of the present articleconsists of the following elements:

   a) The Base Salary defined in article 4 of the Agreement;

   b) The AIP Target as defined in article 5.1. of the Agreement;

   c) Contributions for Group insurance and medical cover as defined in Article 8 of the Agreement

5. Severance will however not be due if the Company terminates the Business Manager's mandate and hence the Agreement because of "Cause".

6. The Business manager will also be reimbursed for financial planning services of up to $5,000 for one year after the date of termination.

7. The Business Manager will respect a reasonable notice period in case of resignation from his mandate. The reasonable notice period is three months in all cases, unless Parties agree otherwise. In case of resignation from his mandate by the Business Manager, the latter will not be entitled to the severance payment foreseen in article 17.3.

8. The Business Manager will not be entitled to any severance under this Management Agreement unless:
   - A) he executes a release of claims against the Company and its affiliated companies in a form acceptable to the Company; OR
   - B) a final irrevocable court decision intervened on all existing claims (apart from the entitlement to the remainder of the contractual severance) and the Business Manager executed a release of claims against the Company and its affiliated companies in a form acceptable to the Company for all other claims that may exist at that time.

   In this respect the company agrees to pay an advance to the severance pay equal to six months' severance and this within a timeframe of 45 days after the termination of the contract.

Article 18 - Change of control

1. Any severance provided upon a "Change of Control" (as that term is defined in the WABCO Holdings Inc. Change of Control Severance Plan (the "Change of Control Plan")) shall be provided pursuant to the terms of the Change of Control Plan. Any such payment shall be in lieu of any severance payment that might be payable under article 17 or otherwise

Article 19 - Notification

Any notification in connection with the Agreement must be made in writing and in English and shall be validly given with respect to each party if sent by registered mail or courier to the addresses set out in the beginning of this Management Agreement or to such other address as a party may notify to the other in accordance with this clause.

Article 20 – Section 409A

Notwithstanding anything to the contrary in the Agreement, in the event that the Business Manager is or becomes a U.S. citizen or resident alien during the term of the Agreement, the special payment provisions to comply with Section 409A of the Code that are set forth in annex 4 shall apply.

Article 21 - Enforceability

Any provision of the Agreement or part thereof which would be declared null and void, will be considered separated from the Agreement, which, for the remainder, will remain applicable.

Article 22 - Applicable law / Jurisdiction

1. The Agreement is governed by Belgian law and any dispute concerning the interpretation, performance and/or termination of the Agreement must be resolved under Belgian law.

2. The courts of Brussels have exclusive authority in relation to every dispute connected to the interpretation, the performance and/or the termination of the Agreement. By executing the Agreement, the Business Manager consents to the jurisdiction of the Belgian courts with respect to the Agreement.

Article 23 - Entire agreement

1. The Agreement constitutes the entire agreement existing between parties, with respect to services performed hereunder during periods on and after the Effective Date. It replaces every other agreement and/or arrangement between parties to the extent that its provisions are incompatible with the provisions of the Agreement.

2. All policies referred to in the Agreement, whether attached to this agreement as an annex or not, form an integral part of the Agreement and have the same legal value.

Established in two original copies in Brussels on 19/12 [*date*], both parties acknowledging receipt of one original copy duly signed by the other parties.

The Business Manager
Jacques Esculier
("*read and approved*")

[*signature**]

For the Company,
Ulrich Michel
Business Manager

[*signature*]

Jozef Van Osta
Business Manager

[*signature*]

GROUP INSURANCE
EFFECTED BY
WABCO EUROPE
WITH AXA BELGIUM

Drawn up on :
December 2011

Categories Insured:
Busines managers

ANNEX 1

You are entitled to a group insurance scheme under your management agreement.

This brochure outlines the main conditions of the scheme, as well as those of the complementary policies :

- non-statutory pension benefits scheme
- death in service cover
- additional death in service cover in the event of an accident
- covers in the event of incapacity for work : waiver of premiums and disability annuity
- some general information :
  - ✓ What are the accrued rights in the event of leaving ?
  - ✓ Who are the beneficiaries in the event of death in service ?
  - ✓ What if the insured leaves in mid-career ?
  - ✓ What is the tax treatment upon maturity of the contract ?

AXA

GROUP INSURANCE
EFFECTED BY

WABCO EUROPE

WITH AXA BELGIUM

Pension benefits scheme

What is the level of premiums paid ?

The amount of the premiums paid into your pension contract is calculated based on your annual salary.

The annual employer's premium amounts to :

9 % of your annual salary S.
raised with 9% of the AIP Target x Coefficient

Coefficient = 0,5 if AIP Target < 80% S
Coefficient = 1 if AIP Target >= 80% S

Annual salary = The total remuneration paid regularly at least once a month

On the other hand, as a personnel member you also pay a member's contribution.
Your personal premium amounts to : 1 % of your salary

What are the benefits ?

The employer's premiums and the member's premiums are paid into two contracts of the insurance type :

'Pure endowment with refund of savings' providing for the payment of a capital upon being alive upon maturity or a capital amounting to the theoretical surrender value in the event of death before maturity.

The level of capitals insured depends on the amount of the premiums that have been paid into the contracts since underwriting and the premium that is redetermined each year.
Each year a document called "Status of the policies" informs you of those covers as well as of the accrued profit shares".

When does the contract mature ?

Maturity of the contract is set at age 65 for both male and female insureds.

AXA

GROUP INSURANCE
EFFECTED BY

WABCO EUROPE

WITH AXA BELGIUM

Death in service cover

What are the benefits ?

A death capital is paid to the assigns under this cover in the event of death due to an illness or accident.

- for all affiliates :
  - The death capital is set at 3 times the annual salary

This capital is increased by 0,5 x the annual salary per child who is fiscally dependent on the insured or the household.

Who funds this scheme ?

The death in service scheme is fully funded by the employer.

Additional death in service cover

What are the benefits ?

Under this cover a death capital is paid to the assigns only in the event of an **accident**. This capital is paid on top of the death capital defined above.

The additional death capital is set at 1 time the basic death capital.

Who funds this scheme ?

This additional death in service scheme is fully funded by the employer.

GROUP INSURANCE
EFFECTED BY
WABCO EUROPE
WITH AXA BELGIUM

Covers in the event of incapacity for work

Cover : waiver of premiums

In the event of incapacity for work due to an illness or accident, AXA will bear the employer's and member's premiums in force on the occurrence of the incapacity.

- The waiting period is set at : 1 month
- Maturity is limited to : 65 years
- This cover is fully funded by your employer

Cover : annuity in the event of disability

On top of the mutuelle (national insurance fund), AXA Belgium pays an additional monthly benefit in the event of incapacity for work due to an **illness** or **accident in private life.**

- The amount on an annual basis of the disability annuity owed in the event of incapacity due to an illness or accident sustained in private life is calculated as follows :

  80% of the gross annual salary

- The waiting period is set at : 1 month
- Maturity is limited to : 65 years
- In the event of disability, the annuity is indexed with 2% each year on the 1st of January
- **In the event of partial incapacity,** the benefits will be paid pro rata the degree of economic incapacity but if : the degree is < 20 % ⇨ there is no compensation
  the degree is > 67 % ⇨ compensation is 100 %
- This cover is fully funded by your employer

Cover : « disability capital »

In the event of permanent and total disability, once it is established that the condition is no longer liable to improve AXA pays you a capital set at : **1 time your annual salary**

The payment of this capital terminates this cover.

AXA

GROUP INSURANCE
EFFECTED BY
WABCO EUROPE
WITH AXA BELGIUM

What are the accrued rights in the event of leaving ?

The 'pension' contracts are the property of the insured.

Who are the beneficiaries in the event of death in service ?

The order of the assigns is as follows :

a) the spouse (neither divorced nor judicially separated) or legal partner
b) failing whom, the insured's children by equal shares
c) failing whom, the insured's parents by equal shares
d) failing whom, the insured's grandparents by equal shares
e) failing whom, the insured's brothers and sisters by equal shares
f) failing whom, the legal heirs by equal shares.

Insured may modify the above-mentioned assignment of benefits.
Nevertheless, if the modification should exclude the spouse, the latter's agreement will be required (see law of 14 July 1976 on the respective rights and obligations of spouses).

What if the insured leaves in mid-career ?

You will have the opportunity:

- to pay no further premiums: the polices will be premium exempted, they remain subject to the terms and provisions of the care plan and the acquired rights continue to earn interest;
- continue paying the premiums in full or in part individually;
- transfer the accrued values to a specially formed receiving structure so that they are no longer subject to the provisions of the provident plan and you can opt for a different form of insurance (not just endowment but also a death in service cover, etc.);
- transfer the accrued value (actuarial reserve) to your new employer's insurance or provident organisation.

GROUP INSURANCE
EFFECTED BY

WABCO EUROPE

WITH AXA BELGIUM

Tax treatment : capitals paid upon maturity or in the event of death

Currently, the withholdings amount to :

1. NHI CONTRIBUTION : 3.55 % on the capital and profit shares
2. SOLIDARITY CONTRIBUTION : withheld from the capital and profit shares

   Amount :
   2% if the amount owed is > € 24,789.35 (BEF 1,000,000)
   1 % if the amount owed is between € 2,478.94 and € 24,789.35 (BEF 100,000 and BEF 1,000,000)
   This contribution is not due on amounts of less than € 2,478.94 (BEF 100,000)

3. ONE-OFF TAX :

   The **taxable amount** is the gross available amount (**exclusive** of profit shares), less the NHI withholding and solidarity contribution on the said gross available amount.

4. TAX COMPUTATION :

Employer's contract ('A' contract) : 16.66 % on the capital (*) | Member's contract ('C' contract) : 10.09 % on the capital

EXAMPLE				
	Employer's contract 'A'	Personal contract 'C'	Profit shares	TOTAL
Capital	40.000,00	25.000,00	15.000,00	80.000,00
NHI 3.55 %	-1.420,00	-887,50	-532,50	-2.840,00
Sol. Contr. 2 %	-800,00	-500,00	-300,00	-1.600,00
	37.780,00	23.612,50	14.167,50	75.560,00
One-off	-16,66% (*)	-10,09%		
tax	-6.294,15	-2.382,50		-8.676,65
NET	31.485,85	21.230,00	14.167,50	66.883,35

(*) This percentage is brought back to 10,09% when the liquidation occurs at the legal retirement age(ie. currently 65 for men, and women) AND if the concerned person remained effectively active until that time.

This summary is for information purposes only and does not in any way take precedence over the current conditions of the contracts signed between AXA Belgium and your company.

AXA

GROUP INSURANCE
EFFECTED BY
WABCO EUROPE
WITH AXA BELGIUM

Drawn up on :
December 2011

Categories Insured:
Busines managers

You are entitled to a group insurance scheme under your management agreement.

This brochure outlines the main conditions of the scheme, as well as those of the complementary policies :

- non-statutory pension benefits scheme
- death in service cover
- additional death in service cover in the event of an accident
- covers in the event of incapacity for work : waiver of premiums and disability annuity
- some general information :
  - ✓ What are the accrued rights in the event of leaving ?
  - ✓ Who are the beneficiaries in the event of death in service ?
  - ✓ What if the insured leaves in mid-career ?
  - ✓ What is the tax treatment upon maturity of the contract ?

AXA

GROUP INSURANCE
EFFECTED BY
WABCO EUROPE
WITH AXA BELGIUM

Pension benefits scheme

What is the level of premiums paid ?

The amount of the premiums paid into your pension contract is calculated based on your annual salary.

The annual employer's premium amounts to :

9 % of your annual salary S.
raised with 9% of the AIP Target x Coefficient

Coefficient = 0,5 if AIP Target < 80% S
Coefficient = 1 if AIP Target >= 80% S

Annual salary = The total remuneration paid regularly at least once a month

On the other hand, as a personnel member you also pay a member's contribution.
Your personal premium amounts to : 1 % of your salary

What are the benefits ?

The employer's premiums and the member's premiums are paid into two contracts of the insurance type :

'Pure endowment with refund of savings' providing for the payment of a capital upon being alive upon maturity or a capital amounting to the theoretical surrender value in the event of death before maturity.

The level of capitals insured depends on the amount of the premiums that have been paid into the contracts since underwriting and the premium that is redetermined each year.
Each year a document called "Status of the policies" informs you of those covers as well as of the accrued profit shares".

When does the contract mature ?

Maturity of the contract is set at age 65 for both male and female insureds.

AXA

GROUP INSURANCE
EFFECTED BY
WABCO EUROPE
WITH AXA BELGIUM

Death in service cover

What are the benefits ?

A death capital is paid to the assigns under this cover in the event of death due to an illness or accident.

- ✓ for all affiliates :
  - The death capital is set at 3 times the annual salary

This capital is increased by 0,5 x the annual salary per child who is fiscally dependent on the insured or the household.

Who funds this scheme ?

The death in service scheme is fully funded by the employer.

Additional death in service cover

What are the benefits ?

Under this cover a death capital is paid to the assigns only in the event of an **accident**. This capital is paid on top of the death capital defined above.

The additional death capital is set at 1 time the basic death capital.

Who funds this scheme ?

This additional death in service scheme is fully funded by the employer.

AXA

GROUP INSURANCE
EFFECTED BY
WABCO EUROPE
WITH AXA BELGIUM

Covers in the event of incapacity for work

Cover : waiver of premiums

In the event of incapacity for work due to an illness or accident, AXA will bear the employer's and member's premiums in force on the occurrence of the incapacity.

- The waiting period is set at : 1 month
- Maturity is limited to : 65 years
- This cover is fully funded by your employer

Cover : annuity in the event of disability

On top of the mutuelle (national insurance fund), AXA Belgium pays an additional monthly benefit in the event of incapacity for work due to an **illness** or **accident** in **private life.**

- The amount on an annual basis of the disability annuity owed in the event of incapacity due to an illness or accident sustained in private life is calculated as follows :

  80% of the gross annual salary

- The waiting period is set at : 1 month
- Maturity is limited to : 65 years
- In the event of disability, the annuity is indexed with 2% each year on the 1st of January
- **In the event of partial incapacity,** the benefits will be paid pro rata the degree of economic incapacity but if : the degree is < 20 % ⇨ there is no compensation
  the degree is > 67 % ⇨ compensation is 100 %
- This cover is fully funded by your employer

Cover : « disability capital »

In the event of permanent and total disability, once it is established that the condition is no longer liable to improve AXA pays you a capital set at : **1 time your annual salary**

The payment of this capital terminates this cover.

AXA

GROUP INSURANCE
EFFECTED BY
WABCO EUROPE
WITH AXA BELGIUM

What are the accrued rights in the event of leaving ?

The 'pension' contracts are the property of the insured.

Who are the beneficiaries in the event of death in service ?

The order of the assigns is as follows :

a) the spouse (neither divorced nor judicially separated) or legal partner
b) failing whom, the insured's children by equal shares
c) failing whom, the insured's parents by equal shares
d) failing whom, the insured's grandparents by equal shares
e) failing whom, the insured's brothers and sisters by equal shares
f) failing whom, the legal heirs by equal shares.

Insured may modify the above-mentioned assignment of benefits.
Nevertheless, if the modification should exclude the spouse, the latter's agreement will be required (see law of 14 July 1976 on the respective rights and obligations of spouses).

What if the insured leaves in mid-career ?

You will have the opportunity:

- to pay no further premiums: the polices will be premium exempted, they remain subject to the terms and provisions of the care plan and the acquired rights continue to earn interest;
- continue paying the premiums in full or in part individually;
- transfer the accrued values to a specially formed receiving structure so that they are no longer subject to the provisions of the provident plan and you can opt for a different form of insurance (not just endowment but also a death in service cover, etc.);
- transfer the accrued value (actuarial reserve) to your new employer's insurance or provident organisation.

GROUP INSURANCE
EFFECTED BY
WABCO EUROPE
WITH AXA BELGIUM

Tax treatment : capitals paid upon maturity or in the event of death

Currently, the withholdings amount to :

1. NHI CONTRIBUTION : 3.55 % on the capital and profit shares
2. SOLIDARITY CONTRIBUTION : withheld from the capital and profit shares

   Amount :
   2% if the amount owed is > € 24,789.35 (BEF 1,000,000)
   1 % if the amount owed is between € 2,478.94 and € 24,789.35 (BEF 100,000 and BEF 1,000,000)
   This contribution is not due on amounts of less than € 2,478.94 (BEF 100,000)

3. ONE-OFF TAX :

   The **taxable amount** is the gross available amount (**exclusive** of profit shares), less the NHI withholding and solidarity contribution on the said gross available amount.

4. TAX COMPUTATION :

   Employer's contract ('A' contract) : 16.66 % on the capital (*)

   Member's contract ('C' contract) : 10.09 % on the capital

EXAMPLE				
	Employer's contract 'A'	Personal contract 'C'	Profit shares	TOTAL
Capital	40.000,00	25.000,00	15.000,00	80.000,00
NHI 3.55 %	-1.420,00	-887,50	-532,50	-2.840,00
Sol. Contr. 2 %	-800,00	-500,00	-300,00	-1.600,00
	37.780,00	23.612,50	14.167,50	75.560,00
One-off	-16,66% (*)	-10,09%		
tax	-6.294,15	-2.382,50		-8.676,65
NET	31.485,85	21.230,00	14.167,50	66.883,35

(*) This percentage is brought back to 10,09% when the liquidation occurs at the legal retirement age(ie. currently 65 for men, and women) AND if the concerned person remained effectively active until that time.

This summary is for information purposes only and does not in any way take precedence over the current conditions of the contracts signed between AXA Belgium and your company.

AXA

ANNEX 2

WABCO

Tax Equalization Policy

Business Managers

2012

WABCO Europe BVBA
Tax Equalization Policy
Business Managers with continued US tax filing obligation

Table of Contents

I. Introduction

1. Introduction

This document outlines the WABCO Business Manager Tax Equalization Policy ("Policy") for WABCO ("Company"). The policies and procedures set forth herein apply to Business Managers who may incur an additional individual income tax liability in the US as a result of a continued individual income tax filing requirement in that country. The Business Managers are covered under the Policy from the date the appointment as Business Manager begins through the year in which the appointment ends, or for additional years, if deemed necessary by the Company.

2. Policy Objectives

The objective of the Company's Policy is to provide a mechanism whereby the Business Managers who have a continued individual income tax filing obligation in the US, and as a result thereof may incur an additional tax liability in the US, are tax equalized to Business Managers who are solely taxable in Belgium (be it with application of the special tax status for foreign executives as the case may be). The global individual income tax liability of the Business Managers covered under this Policy should not exceed the Belgian income tax liability on the compensation items covered under this Policy (see further below) as if the Business Managers were solely taxable in Belgium. The compensation items to which the Policy applies are detailed under section II.4.

3. Business Manager Responsibilities

Under the Policy, the Business Manager will have the following responsibilities:

- Arrange their financial affairs so as to comply with applicable home and host country income and social tax requirements;
- Provide the Company-designated tax services firm with complete information as soon as possible after the end of the income year (generally, within 30 days of receipt of the Tax Organizer for each tax jurisdiction) to ensure that required host and home country income tax returns can be prepared and filed on a timely basis, thereby avoiding the levy of interest and/or penalties. The Business Manager will bear all penalties and interest resulting from a failure by the Business Manager to take timely action (e.g., late submission of tax data to the Company-designated tax services firm or failure to make required tax payments on a timely basis);
- Provide the Company with proof of payment of taxes, as requested, in order to document the amount of actual taxes incurred;
- Authorize the Company-designated tax services firm to release summary tax data to the Company for purposes of reviewing the Tax Equalization Settlement Calculation;

- Fully comply with all applicable tax laws, relying on the services of the Company-designated tax services firm in preparation of the required tax returns aiming to minimize the tax liabilities;

- Elect the filing status that produces the lowest possible tax cost, as determined by the designated tax services firm. In the event another filing status is elected, the Business Manager is responsible for any additional tax cost incurred.

II. Practical implementation

1. <u>Timing</u>

This policy will enter into effect as of January 1, 2012 and will apply to all Business Managers as appointed by the Company.

The Tax Equalization Policy of July 1, 2007 remains applicable on Company employee income earned prior to January 1, 2012.

2. <u>Filing of Belgian and home country tax return</u>

The Company-designated tax services firm will assist in the preparation of the annual Belgian tax return and in the filing thereof. The Company-designated tax services firm will also assist in the preparation and filing of the US home country tax return (under the same limitations as above).

The Belgian tax liability on the compensation items in scope of this Policy (which is finally established after filing an individual income tax return) will be fully at charge of the Business Manager. The Belgian income tax due will be withheld through the payroll and any tax due or tax refund following the filing of the annual Belgian income tax return will be at charge or to the benefit of the Business Manager.

The Business Manager will also be responsible for the payment of the home country tax liability resulting from the tax return as filed in the home country. However, under this Policy this liability will be at charge of the Company albeit limited to the income tax due on the compensation items that are within scope of this Policy.

3. <u>Tax equalization computation</u>

As a result of the Tax Equalization mechanism, the Business Manager will effectively only bear the Belgian tax liability on the Company's compensation items within scope of this Policy, as any additional tax liability resulting from taxation of this income in the home country (e.g. caused by work days in the home country) will be borne by the Company.

Upon filing of the home country tax return a hypothetical tax computation will be prepared as described in section III.1.

The difference between the actual US home country tax return and the hypothetical home country tax computation is the burden that will be borne by the company and reimbursed to the business manager to allow him to meet his actual US tax payments.

4. Compensation included in the tax equalization

The following elements of Company compensation are included in the Policy:

- Base salary, housing allowance and cost of living allowance
- Incentive or bonus awards (if any) (in the form of a cash Annual or Long Term Incentive)

In case new allowances are awarded which fall currently out of scope of the Policy, the scope of the Policy will be reviewed.

5. Compensation excluded of tax equalization

Equity based compensation from the Company or an affiliate is not covered under the Policy.

Equity based compensation excluded from this Policy includes, but is not limited to:

- Stock
- Stock Options
- Restricted Stock
- Restricted Stock Units
- Warrants

The Business Manager's equity income will however be equalized to the home country.

The applicable tax rate will include appropriate federal and state income tax. State hypothetical tax will be based on the Business Manager's most recent work location prior to the appointment as Business Manager in Belgium (with WABCO or with a previous employer). If no state work location existed for the Business Manager prior to the activities at WABCO, New Jersey state tax rules will be used.

As a consequence, the Business Manager will in practice bear the home country tax liability on any equity income. Belgian taxes resulting from this equity income will be at charge of the Company through the annual Tax Equalization Settlement.

6. Gain on Sale of Principal Residence

Any home or host country tax that results from the sale of the Business Manager's principal residence, whether or not connected to the Business Manager appointment, will not be reimbursed under the Policy.

III. Tax Equalization Procedures

1. Annual Tax Equalization Settlement

After the Business Manager's Belgian and US tax returns for the year have been filed, the Company-designated tax services firm will complete a Tax Equalization Settlement calculation.

The Tax Equalization Settlement will always be determined on an annual basis. (Any income not earned as Business Manager, prior to or following this appointment is included in the tax equalization process in order to allow determination of the applicable tax rates.)

A US hypothetical income tax liability will be calculated taking into account

(a) a zero US income tax liability for Company compensation in scope of this Policy (as mentioned in II.4.);
(b) a full US taxation of Company equity based compensation out of scope of this Policy (as mentioned in II.5.).
(c) all other income items (unrelated to the position of Business Manager with the Company) will be maintained as in the actual US income tax return.

The Tax Equalization Settlement will contain the following items:

	The actual US income tax liability (as settled by the Business Manager)
Minus	hypothetical US income tax liability (determined as described above)
Plus	actual Belgian taxes on equity (to be reimbursed by the Company to the Business Manager)
	Total settlement due to the Business Manager by the Company (or by the Business Manager to the Company in case of a negative balance)

As stated previously, the intent of the policy is to eliminate the balances payable between WABCO and the Business Manager in settling each year's tax equalization.

- The Business Manager will review the tax equalization calculation and sign the summary page acknowledging acceptance of the settlement as calculated, within 15 days following receipt of the Tax Equalization settlement proposal;
- Any amount owed to the Business Manager will be processed during the payroll cycle following receipt of the signed form (summary page);
- Any balance due to the Company must be paid by the employee within 30 days of receipt of the signed Tax Equalization Settlement.

2. Penalties & Interest

Penalties and interest attributable to Company-related matters for which the Business Manager is not at fault will be paid by the Company. However, the Business Manager will bear all penalties and interest that result due to a failure by the Business Manager to take timely action (e.g., late submission of tax data to the tax consultant or failure to make required tax payments on a timely basis.)

3. Changes in Policy and Tax Law

This Policy is subject to modification to reflect changes in actual tax law and Company Policy. WABCO and its affiliates reserve the right to amend, modify or terminate the Policy in whole or in part without advance notice, for any reason and at any time.

4. Other Items Not Covered

Questions concerning unique circumstances not covered by this Policy should be directed to the Compensation & Benefits Leader who will address them with the Company's designated tax services firm. Nothing under the Policy should be considered to create any obligation on the part of WABCO or its affiliates to any person, nor to create a contract of employment for such person.

5. Changes in Travel Pattern

In order to determine the US income tax liability, the physical presence of the Business Manager will not exceed 10% on top of the physical presence for 2011. In case the physical presence exceeds this threshold the application of the policy should be revised.

Annex 3

Definition

Cause – mean (i) your willful and continued failure substantially to perform your duties (other than any such failure resulting from incapacity due to reasonably documented physical or mental illness), after a demand for substantial performance is delivered to you, which specifically identifies the manner in which it is believed that you have not substantially performed your duties, and you are provided a period of thirty days to cure such failure (ii) conviction of, or plea of nolo contendere to, a felony, or (iii) the willful engaging by you in gross misconduct that is materially and demonstrably injurious to Employer and/or its affiliated companies (the "**Company Group**") or materially impairs your trustworthiness or effectiveness in the performance of your duties. For purposes hereof, no act, or failure to act, on your part shall be considered "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of WABCO Holdings Inc and its affiliated companies. Any act, or failure to act, based upon authority give pursuant to a resolution duly adopted by the Board of Directors of WABCO Holdings Inc. or based upon the advice of counsel for Employer or any of its affiliated companies shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interest of the Company Group.

Good Reason – means any of the following:

i) A material diminution in your authority, duties, responsibilities status or position(s) as an executive of the Company Group;

ii) A relocation of your principal offices by at least 30 miles or 50 km from your initial location under this assignment (other than in connection with repatriation);

iii) A reduction by the Company Group in your base salary;

iv) The taking of any action by the Company Group (including the elimination of a plan without providing substitutes therefore of the reduction of your awards thereunder) that would substantially diminish the aggregate projected value of your awards under the Company Group's applicable incentive plans in which you were participating at the time of the taking of such action;

v) The taking of any action by the Company Group that would substantially diminish the aggregate value of the benefits provided to you under the Company Group's applicable medical, health, accident, disability, life insurance, thrift and retirement plans in which you were participating at the time of the taking of such action; or

vi) Any purported termination by the Company Group of your employment that is not effected for Cause, provided that this shall not include any termination of employment pursuant to the Company Group's applicable mandatory retirement policy for executive officers.

Notwithstanding the foregoing, a termination for Good Reason shall not have occurred (a) with regard to the occurrence of the events described in subsections (iii), (iv) and (v) above prior to a Change of Control, if such reductions or actions are proportionate to the reductions or actions applicable to similarly situated executive officers of the Company Group pursuant to a cost savings plan or (b) unless you give the Company written notice that such event constitutes Good Reason within 90 days of first having knowledge of such event and the Company fails to cure the event within 30 days after receipts of such written notice.

ANNEX 4

The following provisions shall apply to the Management Agreement:

1. Section 280G Issues

A. If any amounts due to the Business Manager under this Agreement and any other plan or program of the Company or its respective affiliates with respect to any services constitute a "parachute payment," as such term is defined in Section 280G(b)(2) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate of the amounts constituting the parachute payment shall be reduced such that the aggregate "present value" of such amounts at all times is not greater than three times the "base amount" less one dollar (the "Golden Parachute Limit"); provided, however, that if the total after-tax payments that the Business Manager would receive under the Agreement and any other plan or program of the Company or its respective affiliates with respect to any services if the Golden Parachute Limit were exceeded is greater than the total after-tax payments the Business Manager would receive if the amounts were reduced as described above, such amounts shall not be reduced. For purposes of applying the Golden Parachute Limit, the definitions and rules set forth in the Treasury Regulations promulgated under Section 280G of the Code shall apply.

B. All determinations under the preceding paragraph shall be made by a nationally recognized accounting, executive compensation or law firm appointed by the Company (the "Consultant") that is acceptable to the Business Manager on the basis of "substantial authority" (within the meaning of Section 6662 of the Code). The Consultant's fee shall be paid by the Company. The Consultant shall provide a report to the Business Manager that may be used by the Business Manager to file the Business Manager's tax returns.

C. It is possible that payments will be made by the Company which should not have been made (each, an "Overpayment") due to the uncertain application of Section 280G of the Code at the time of a determination hereunder. In the event that there is a final determination by the Internal Revenue Service, or a final determination by a court of competent jurisdiction, that an Overpayment has been made, any such Overpayment shall be repaid by the Business Manager to the Company together with interest at the prime rate of interest in effect on the date of such Overpayment; provided, however, that no amount shall be payable by the Business Manager to the Company if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code.

2. Section 409A Issues

A. In the event that upon the Business Manager's "separation from service" (as that term is defined under the Treasury Regulations under Section 409A of the Code), the Business Manager is then a "specified employee" within the meaning of Section 409A of the Code, as determined in accordance with the Section 409A methodology in place or established by the Company as in effect on the date of separation from service (a "Specified Employee"), then solely to the extent necessary to comply with Section 409A of the Code and avoid the imposition of taxes under Section 409A of the Code, the Company shall defer payment of any amount of "nonqualified deferred compensation" subject to Section 409A of the Code, which is payable to the Business Manager

under this Agreement as a result of (and would otherwise be paid within six months following) such separation from service, shall instead be paid to the Business Manager on the Delayed Payment Date. No interest shall be paid to the Executive as a result of the delay of payment described in the preceding sentence. The "Delayed Payment Date" shall, for purposes of the Management Agreement, mean the earlier of the first business day of the seventh month after the Business Manager's separation from service, or the date of the Business Manager's death; upon the earlier of such dates, all payments deferred pursuant to this sentence shall be paid in a lump sum to the Business Manager. All other payments that are not deferred in accordance with the preceding sentence shall be paid on the dates, or according to the schedule, provided for herein.

B. Any reimbursement to which the Business Manager is entitled under the Agreement shall (i) be reimbursed to him as promptly as reasonably practicable and in any event not later than the last day of the calendar year in which the reimbursable expenses are incurred, (ii) not affect the amount of expenses eligible for reimbursement in any other calendar year, and (iii) not be liquidated or exchanged for any other benefit.